EXHIBIT 10.3

     Amendment to Loan and Security Agreement dated September 17, 2000


K-Tronik Int'l Corporation
290 Vincent Avenue
Hackensack, New Jersey 07601

Re:  Loan and Security Agreement dated as of September 17,
     1998 (the "Loan Agreement")

Gentlemen:

     This is to confirm our approval of your request for an increase to $650,000.00 of the maximum amount of the revolving credit facility provided for in the Loan Agreement. Accordingly we have agreed to modify section 2.1(A) and 2.7 of the Loan Agreement to read as follows:

2.1  Revolving Advances; Advance Limit.  Upon the request of
Borrower, made at any time or from time to time during the Term and so long as no Event of Default has occurred and is continuing, BACC may, in its sole and absolute discretion, make Advances in an amount up to
(a) eighty percent (80%) of the aggregate outstanding amount of Eligible Accounts, plus (b) the lesser of (1) fifty percent (50%) of the aggregate value of the Eligible Inventory plus ten percent (10%) of the aggregate value of the Slow Moving Inventory or (2) initially Two Hundred Fifty Thousand Dollars ($250,000.00); provided, however, that
(a) in no event shall the aggregate amount of the outstanding Advances be greater than, at any time, the amount of Six Hundred Fifty Thousand Dollars ($650,000.00) (the Advance Limit) and provided further that (b) the maximum amount of Advances against Eligible Inventory and Slow Moving Inventory shall not exceed initially sixty percent (60%) of the total Advances and which percentage will reduce two percent (2%) per month commencing on October 1, 1998 and by 2% on the first day of each month thereafter until the percentage equals thirty six percent (36%) and (c) the maximum dollar amount of Advances against Eligible Inventory and Slow Moving Inventory shall decrease by Five Thousand Dollars ($5,000.00) per month commencing on October 1, 1998 and on the same day of each month thereafter until the maximum amount is reduced to One Hundred Seventy Five Thousand Dollars ($175,000).

2.7 Origination Fee. In consideration of BACC entering into this Agreement, Borrower shall pay BACC an origination fee of Five Thousand Dollars ($5,000.00), which shall be paid simultaneous with the execution of the Loan Agreement and thereafter an origination fee of Six Thousand Five Hundred Dollars ($6,500.00) on each annual anniversary of the date hereof.

     In consideration of our agreeing to so increase the maximum amount of the revolving credit facility, you shall pay to us, contemporaneous with the execution hereof, a facility fee of $1,500.00.

     Our approval shall not constitute a waiver of any Events of Default, if any so exist, or any future violation of any provisions of the Loan Agreement or any other Loan Documents.

     By your execution hereof Borrower agrees to pay all costs and expenses, including reasonable attorneys fees and disbursements, incurred by BACC in connection with the preparation of this letter agreement and the other documents created in connection herewith. Capitalized terms not defined herein but defined in the Loan Agreement shall have the same meaning ascribed to such terms in the Loan Agreement. Your execution shall also act as your representation that the execution of this letter agreement has been authorized by all required corporate action, that this letter agreement constitutes the valid and binding obligation of the Borrower, is enforceable in accordance with its terms and that no material adverse change in the financial condition of the Borrower has occurred and the Borrower's reaffirmation of its grant to BACC of a lien on the Collateral.

     Except as herein set forth, the Loan Agreement and all
other Loan Documents shall remain in full force and effect. Our agreement as aforesaid is subject to your written agreement with the terms hereof by signing and returning a copy hereof where so indicated below along with the enclosed Modified and Replacement Revolving Credit Master Promissory Note, and by the written consents
of the guarantor and the pledgor where so indicated below.   This
letter may be executed in counterparts.

                           BUSINESS ALLIANCE CAPITAL CORP.


                              By:  "William Seibold"
                              Name: William Seibold
                              Title: Senior Vice President

Agreed to:

K-Tronik Int'l Corporation


By:  "Robert Kim"
Name: Robert Kim
Title: President


     The undersigned, guarantor of the Liabilities of the Borrower to BACC, hereby consents to the above letter and agrees that same shall not affect his Individual Guaranty dated as of June 1, 1998, which guaranty remains in full force and effect.


                                      "Robert Kim"
                                      Robert Kim


     The undersigned, the pledgor under a Pledge Agreement dated as of September 16, 1998, pledging certain stock as security for the Liabilities of the Borrower to BACC, hereby consents to the above letter and agrees that same shall not affect his Pledge Agreement, which Pledge Agreement remains in full force and effect.


                                     "Gerry Racicot"
                                     Gerry Racicot